UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2020, Esports Entertainment Group, Inc. (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies”).

As consideration for the Acquired Companies, the Company agreed to pay AHG (i) $1,250,000 in cash (the “Cash Purchase Price”) of which $500,000 has already been paid; (ii) 650,000 shares of common stock of the Company (the “Consideration Shares”); and (iii) warrants to purchase up to 1,000,000 shares of common stock of the Company at an exercise price of $8.00 per share (the “Consideration Warrants” together with the Cash Purchase Price and the Consideration Shares the “Purchase Price”).

The Purchase Agreement contains standard representations, warranties, covenants, indemnification and other terms customary in similar transactions.

The Consideration Warrants are exercisable for a term of three (3) years. The Company shall have the right to force the exercise of the Consideration Warrants for cash, if the VWAP of the Common Stock (as defined in the Purchase Agreement) shall equal or exceed 125% of the exercise price of the Consideration Warrants for twenty (20) consecutive trading days. Closing and payment of the Purchase Price is expected to occur on or prior to July 31, 2020.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement and Consideration Warrants, and such descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement and Consideration Warrants, which will be filed as exhibits no later than with the Company’s Form 10-Q for the quarter ending September 30, 2020.

Item 8.01	Other Items.

On July 7, 2020, the Company issued a press release announcing its execution of the Purchase Agreement. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: July 10, 2020	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer